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Exhibit 13.1

Certification Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act Of 2002

     Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of AES Gener S.A. (the “Company”), does hereby certify that, to the best of such officer’s knowledge:

1.
The accompanying Report of the Company on Form 20-F for the year ended December 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

June 8, 2007

/s/ Felipe Cerón
Felipe Cerón
Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to the AES Gener S.A. and will be retained by AES Gener S.A. and furnished to the Securities and Exchange Commission or its staff upon request.